Exhibit (23)a

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the previously filed Registration Statement Nos. 2-53663, 2-53578, 33-7471, 33-22417, 33-37924, 33-39660, 33-57898, 33-55607, 33-58939, 33-58943, 333-14769, 333-21277, 333-21285, 333-41359 and 333-62098 of Snap-on Incorporated of our report dated February 3, 2004, (except for paragraphs 7 and 8 of Note 17, to which the date is March 12, 2004) (which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standard (SFAS) No. 142, “Goodwill and Other Intangible Assets”, revision of prior-period financial statements for the transitional disclosures required upon the adoption of SFAS No. 142 and the change in presentation of its reportable segments), incorporated by reference in the Annual Report on Form 10-K of Snap-on Incorporated for the year ended January 3, 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 12, 2004